UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders (“2016 Annual Meeting”). There were 31,007,100 shares of common stock eligible to vote at the 2016 Annual Meeting. The following are the matters voted upon at the 2016 Annual Meeting and the final results of the votes on such matters:

1.  Election of directors for a one-year term expiring at the 2017 Annual Meeting of Stockholders:

			Broker
	Votes For	Votes Withheld	Non-votes
Alan J. Bowers	23,976,220	217,211	4,566,837
Cynthia A. Hallenbeck	24,006,545	186,886	4,566,837
Michael D. Malone	24,012,983	180,448	4,566,837
John Rice	24,014,324	179,107	4,566,837
Dana L. Schmaltz	24,006,823	186,608	4,566,837
Howard W. Smith, III	24,014,157	179,274	4,566,837
William M. Walker	23,852,100	341,331	4,566,837

2.   Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

			Broker
Votes For	Votes Against	Abstentions	Non-votes
28,420,503	250,320	89,445	—

3.  Non-binding advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-votes
23,793,130	363,656	36,645	4,566,837

4.  Non-binding advisory vote on the frequency of holding the advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
20,058,884	24,533	3,878,529	231,485	4,566,837

In accordance with Item 5.07(d) of Form 8-K, the Company now reports that, after considering the outcome of this advisory vote, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation once every year until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: May 13, 2016	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President,
General Counsel & Secretary